                                                                    EXHIBIT 99.1

                      SIGNATURES FOR FORM 3

                      SANOFI-AVENTIS

                      By:          /s/ Jerome Contamine
                         -----------------------------------
                      Name:  Jerome Contamine
                      Title: Executive Vice President, Chief Financial Officer
                      Date:  February 11, 2010

                      RIVER ACQUISITION CORP.

                      By:          /s/ Gregory Irace
                         -----------------------------------
                      Name:  Gregory Irace
                      Title: Chief Executive Officer and President
                      Date:  February 11, 2010

                      SANOFI-AVENTIS AMERIQUE DU NORD S.N.C.

                      By:          /s/ Jean-Luc Renard
                         -----------------------------------
                      Name:  Jean-Luc Renard
                      Title: Manager
                      Date:  February 11, 2010

                      AVENTIS INC.

                      By:          /s/ John Spinnato
                         -----------------------------------
                      Name:  John Spinnato
                      Title: Authorized Signatory
                      Date:  February 11, 2010